Exhibit 10.1

OCULIS HOLDING AG

(as Issuer)

and

THE INVESTOR

OFFER

relating to subscription to shares

in Oculis Holding AG

This offer to subscribe to shares (the “Offer”) is dated __ April 2024, and submitted by:

(1)	the Investor (as defined below); to

(2)

Oculis Holding AG, a public limited liability company (de. Aktiengesellschaft), incorporated and existing under the laws of Switzerland, having its registered office at Bahnhofstrasse 7, CH-6300, Zug, Switzerland, and registered with the Commercial Register of the Canton of Zug under number CHE-396.695.611 (the “Issuer”), collectively referred to as the “Parties” with each one being a “Party”.

INFORMATION ON THE INVESTOR:

Name		Icelandic ID-No.

E-mail Address	Tel No.	Country

Address	Post Code	City

Custodian Institution	LEI (Legal Entity Identifier) – If legal entity

The Investor hereby irrevocably undertakes to subscribe for and pay for ordinary shares in the capital of the Issuer, with a nominal value of CHF 0.01 each share, in the subscription amount set forth below, representing a maximum subscription price set out below, upon and subject to the terms and conditions of this Offer:

	x	USD	=	USD
Number of shares subscribed		(the “Sub-			Subscription amount to be paid
(the “Subscription Shares”)		scription			(the “Investor Commitment Amount”)
Price”)

BACKGROUND:

(A)

The Issuer is a late clinical-stage biopharmaceutical company, incorporated in Switzerland, with substantial expertise in therapeutics used to treat ocular diseases, and engaged in the development of innovative drug candidates which have the potential to address large unmet medical needs.

(B)

An offering to subscribe to ordinary shares in the capital of the Issuer has solely been made to fewer than 150 natural or legal persons in Iceland and Europe (other than professional clients or eligible counterparties) and/or the minimum total consideration payable by each subscriber is not less than the ISK equivalent of EUR 100,000 or in any other circumstances falling within article 1 paragraph 4 of Regulation (EU) 2017/1129, which shall include any relevant implementing measures in each member state of the European Economic Area (including Icelandic Act, no. 14/2020, on prospectuses to be published when securities are offered to the public or admitted to trading on a regulated market, and any secondary legislation thereunder).

(C)	The Investor wishes to subscribe for the Subscription Shares on the terms and subject to the conditions set out in this Offer.

AGREED TERMS:

1	SUBSCRIPTION

1.1

Subject to the acceptance of this Offer by the Issuer and representations and warranties of the Investor set forth in Clause 4 being true, accurate and correct on the date hereof, the Issuer unconditionally commits to subscribe for the number of shares allocated to the Investor (“Allocated Subscription Shares”), cf. clause 1.3 (the “Allocation”), at the accepted Subscription Price (the “Final Subscription Price”), for an amount corresponding to the multiple of the Allocated Subscription Shares and the Final Subscription Price (the “Investment Amount”), not being greater than the Investor Commitment Amount.

1.2

Furthermore, the Investor grants any personnel of Arctica Finance hf.’s Corporate Finance an irrevocable power of attorney to duly execute a subscription form, in the form set out in Schedule 1 (the “Subscription Form”), by signing the Subscription Form, and filling out numbers (Allocated Subscription Shares and Final Subscription Price) in the Subscription Form on behalf of the Investor, in accordance with the terms and conditions of this Offer and the Allocation.

1.3	The Issuer may, if there will be an oversubscription, reduce the Investor’s subscription in its sole discretion.

2	CLOSING CONDITIONS

2.1	The obligations of the Parties in respect of the subscription and issue of the Allocated Subscription Shares under Clauses 3.1 are subject to the following conditions (the “Closing Conditions”):

(a)

That a prospectus relating to the admission to trading and listing of the Allocated Subscription Shares on Nasdaq Iceland Main Market, has been approved by the Icelandic Financial Supervisory Authority.

(b)	That BBA Fjeldco ehf. has received a duly completed Subscription Form, to be held in escrow and released to the Issuer upon the condition stipulated in Clause 2.1(a) being satisfied.

(c)

That the board of directors of the Issuer approves the transaction contemplated by this Offer and that the Offer is subsequently countersigned by the Issuer, and the Investor is informed of the Final Subscription Price (being applicable to all newly issued shares subscribed for by the Investor as well as other investors), the Allocated Subscription Shares, and the investment Amount, within the timeline stipulated in Clause 5.1.

2.2

In addition to the Closing Conditions, the obligations of the Issuer in respect of the subscription and issue of the Allocated Subscription Shares are subject to the Issuer receiving the Investment Amount in accordance with this Offer and that the representation and warranties of the Investor under Clause 4 being true, accurate and correct on the date hereof.

3	PAYMENT OF THE INVESTOR COMMITMENT AMOUNT AND DELIVERY OF SUBSCRIPTION SHARES

3.1	Payment of the Investment Amount shall take place on 17 April 2024 (subject to Closing Conditions being satisfied), unless otherwise agreed in writing between the Parties (the “Payment Date”).

3.2	At the Payment Date the Investor shall pay the Investment Amount in immediately available funds into a bank account, as designated by the Issuer.

3.3	As soon as reasonably practicable following a receipt of the funds set out in 3.2 above, the Issuer shall:

(a)	pass a board resolution implementing the capital increase;

(b)	file with the Commercial Register in Zug, Switzerland the capital increase;

(c)	upon completion of the registration of the capital increase in the Commercial Register in Zug, register the Investor as owner of the Allocated Subscription Shares in the share registry of the Issuer;

(d)	deliver the Allocated Subscription Shares into the Investor’s custody account(s) (VS account(s)), as directed by the Investor, no later than 5 (five) business days from Payment Date;

(e)

file a prospectus to an effective registration statement filed with the U.S. Securities and Exchange Commission to register the issuance of the Allocated Subscription Shares through a “registered direct offering”; and

(f)	as soon as reasonably practicable following completion of each of the steps set out above, request that the Allocated Subscription Shares are admitted to trading on Nasdaq Iceland hf.’s Main Market.

4	INVESTOR REPRESENTATIONS AND WARRANTIES

4.1	The Investor represents and warrants to the Issuer that:

(a)

The Investor has full corporate power and authority to exercise its rights and to perform its obligations pursuant to this Offer, and all corporate and other action required to authorise its execution of this Offer and the performance of its obligations there under has been duly taken. The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Offer.

(b)	The execution, delivery and performance of this Offer will not:

(i)	contravene any law, regulation, judgment or order to which the Investor is subject;

(ii)	result in any actual or potential breach of or default under any obligation agreement, instrument or consent to which the Investor is a party; or

(iii)	contravene any provision of its articles of association.

(c)	At Payment Date, the Investor will have sufficiently available funds to satisfy its obligations under this Offer.

(d)	The Investor confirms that it is solely basing its subscription to the Subscription Shares on publicly available information.

(e)

The Investor has the requisite knowledge and experience to be capable of evaluating the merits and risks of an investment in the Subscription Shares and that the Investor is capable of protecting its interests in connection with this Offer, and if not, that it has sought expertise advice from a recognized third party.

(f)	The Investor is aware that the Issuer is authorized to accept subscriptions made by Investor, as well as other subscribers, in such amounts as determined by the Issuer, acting in its sole discretion.

(g)

The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in making its investment or decision to subscribe to the Subscription Shares.

(h)

Alone, or together with any professional advisor(s), the Investor has adequately analysed and fully considered the risks related to subscription to the Subscription Shares and determined that the Subscription Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment. The Investor acknowledges specifically that a possibility of total loss exists.

(i)

The Investor acknowledges and agrees that there have been no representations, warranties, covenants, financial advice or agreements made to the Investor by or on behalf of the Issuer, expressly or by implication, in connection with Investor’s subscription to the Subscription Shares or any other factors which may determine or otherwise affect the price of the aforementioned.

(j)

The Investor has placed no reliance on written or oral statements made (directly or indirectly) by the Issuer, or their respective affiliates, officers, directors, agents, employees or its advisers, and has made such due diligence investigation into the subscription, the Subscription Shares and/or the Issuer and its business as the Investor has deemed appropriate.

5	TERM AND CONSENT

5.1

This Offer is valid from the time of submission until 16:00 GMT of 11 April 2024. If the Issuer’s acceptance of this Offer has not been delivered to the Investor by that time, the Offer shall automatically expire and have no effect.

5.2

To accept this Offer, the Issuer shall deliver a signed copy to Investor to the e-mail address stated above in “Information on the Investor”, together with information on Allocated Subscription Shares, Final Subscription Price and the Investment Amount, before the expiry of the Offer according to clause 5.1, and the Issuer’s acceptance shall take effect at the time of despatch.

5.3	Offers whereas the Subscription Price is below USD 11.50 per share will not be accepted by the Issuer.

6	GOVERNING LAW

This Offer shall be governed by and construed in accordance with Icelandic law.

7	JURISDICTION

The District Court of Reykjavík have exclusive jurisdiction to settle any dispute arising out of or in connection with this Offer (including a dispute relating to the existence, validity or termination of this Offer or any non-contractual obligation arising out of or in connection therewith) (a “Dispute”) and accordingly any legal action or proceedings in connection with such

Dispute may be brought in such courts. Each of the Issuer and the Investor hereby irrevocably submits to the jurisdiction of such courts.

8	COUNTERPARTS

This Offer may be executed in any number of counterparts, each of which shall be deemed an original.

For confirmation of all of the above, this Offer may be signed by the Parties with a valid electronic signature is in accordance with Act, no. 55/2019, on electronic identification and trust service for electronic commerce.

(Last page before signature pages)

The Investor

Name:

Title:

(Investor’s signature page)

The Offer is hereby accepted by the Issuer on ___ April 2024,

with _______________ Subscription Shares allocated to the Investor (Allocated Subscription Shares), at the Final Subscription Price of USD ______ per share, and the Investment Amount therefore being _____________________ (Final Subscription Price x Allocated Subscription Shares).

Oculis Holding AG

By:	By:
Name:	Name:

Title:	Title:

(Issuer’s signature page)